Exhibit 99.1

Media:	Molly Boyd
(713) 627-5923
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	May 8, 2007

Spectra Energy Reports First Quarter 2007 Results

•	First quarter ongoing net income up 10 percent to $240 million; reported net income up 6 percent to $236 million

•	Ongoing net income per diluted share (EPS) of $0.38; reported EPS of $0.37

•	Strong operational performance in U.S. Transmission and Distribution businesses offset by impact of severe weather and lower commodity prices on Field Services

•	Quarterly dividend of $0.22 paid

HOUSTON – Spectra Energy (NYSE: SE) today reported first quarter 2007 net income of $236 million, or $0.37 per diluted share, compared with net income of $222 million in first quarter 2006. Results include negative impacts of special items of $4 million in first quarter 2007, and positive impacts of special items and discontinued operations of $3 million in the prior year quarter.

Ongoing net income was up 10 percent over first quarter 2006. This reflects strong ongoing operational results in both the U.S. Transmission and Distribution businesses; lower tax rates, partially offset by severe weather impacts on operations and lower commodity pricing for the Field Services segment.

On January 2, 2007, Duke Energy Corporation (Duke Energy) completed the spin-off of its natural gas businesses which became Spectra Energy Corp. Prior year results are those of Spectra Energy Capital, LLC (Duke Capital in 2006), which is the financial statement predecessor of Spectra Energy Corp.

“In our first quarter as an independent company, our core results were strong despite the challenging weather and lower commodity prices at Field Services. We continue to be excited about the growth opportunities that lie ahead for Spectra Energy and are focused on our three year, $3 billion capital expansion plan, which we expect to drive our 5 to 7 percent annual ongoing diluted EPS growth for 2007 through 2009,” said Fred J. Fowler, president and chief executive officer of Spectra Energy. “We are committed to delivering results to shareholders with solid, steady growth and an attractive dividend.”

Special items impacting Spectra Energy’s EPS for the quarter include:

(In millions, except per share amounts)	Pre-tax amount	Tax Effect	Net Income Impact	EPS Impact
First Quarter 2007
• Separation costs	$(3)	$1	$(2)	—
• DCP Midstream stand alone costs	(3)	1	(2)	—

Total	$(6)	$2	$(4)	$(0.01)
First Quarter 2006
• Customer Contract Settlement	$24	$(8)	$16	N/A
• Gain on Sale of assets (DCP Midstream)	14	(5)	9	N/A

Total	$38	$(13)	$25	N/A	*

*	There were no shares of Spectra Energy outstanding in 2006, therefore EPS not applicable

Reconciliation of reported to ongoing net income (in millions):

	1st Qtr 2007	1st Qtr 2006
Net Income as Reported	$236	$222
Adjustments to Reported Net Income:
Loss from Discontinued Operations *		22
Special Items	4	(25)

Ongoing Net Income	$240	$219

*	Represents operations transferred back to Duke Energy prior to spin-off of Spectra Energy from Duke Energy

Reconciliation of reported to ongoing diluted EPS for the quarter:

1Q 2007 EPS
Diluted EPS from continuing operations, as reported	$0.37
• Impact of special items	0.01

Diluted EPS, ongoing	$0.38

BUSINESS UNIT RESULTS

U.S. Transmission

The U.S. Transmission segment is comprised of more than 12,800 miles of transmission pipelines and 115 billion cubic feet of storage capacity serving customers in various regions of the Northeast and Southeast United States.

U.S. Transmission reported first quarter 2007 segment EBIT of $220 million, compared with $235 million in first quarter 2006. The decrease was primarily due to $24 million received from the settlement of a customer’s transportation contract in 2006 which is reported as a favorable special item.

Excluding the special item noted above, ongoing EBIT for first quarter 2007 was $220 million, compared with $211 million in the previous year’s quarter. The increase was primarily attributable to a combination of lower operating expenses due to capitalization of project development costs, and favorable resolution of ad valorem tax issues, and higher revenues from improved storage prices and expansion projects. These increases were partially offset by decreased earnings from lower gas processing volumes associated with pipeline operations.

U.S. Transmission’s Maritimes & Northeast Pipeline, L.L.C. (Maritimes) unit received approval from the Federal Energy Regulatory Commission (FERC) to double its capacity to accommodate supplies of natural gas sourced from the Canaport TM LNG receiving and re-gasification terminal in Saint John, New Brunswick. In addition, the FERC approved Maritimes’ request to amend its Presidential Permit to allow increased imported volumes of natural gas from Canada and to construct and operate an additional interconnection at the US-Canadian border.

Distribution

Spectra Energy’s Distribution segment, through its Union Gas subsidiary, provides natural gas distribution service to commercial, industrial and residential customers in Ontario, as well as storage and transportation services for other utilities and end market participants in Ontario, Quebec, and the United States.

Distribution reported a strong first quarter 2007 segment EBIT of $144 million, compared with $118 million in the first quarter of 2006, or a 22 percent increase. This increase is primarily attributable to more normal winter weather, compared with the prior year period, as well as higher storage prices and increased distribution rates.

Distribution margins were higher as a result of an increase in 2007 rates. In addition, natural gas usage increased as a result of weather that was nearly 12 percent colder in the 2007 first quarter than the previous year period, and storage revenues increased as a result of higher storage prices.

Western Canada Transmission & Processing

Spectra Energy’s Western Canada Transmission & Processing business is focused on the gathering, processing and transmission of natural gas, and the extraction, fractionation, transportation, storage and marketing of natural gas liquids.

Western Canada Transmission & Processing reported first quarter 2007 segment EBIT of $74 million, compared with $82 million in the first quarter 2006. The decrease is primarily a result of lower processing revenues, mainly due to reduced producer activity in the Fort Nelson area, as well as higher operating expenses, a portion of which were timing related. Higher natural gas liquids margins realized for the Empress marketing operations partly offset these decreases.

Field Services

Field Services consists of Spectra Energy’s 50 percent investment in DCP Midstream, a gathering and processing, transportation, storage and marketing company.

The Field Services business segment reported first quarter 2007 EBIT of $82 million, compared with $144 million in first quarter 2006. These earnings include special items of $3 million in costs associated with the initiative to create stand-alone corporate functions in the 2007 period, and a gain on the sale of assets of $14 million in the 2006 first quarter. Excluding these amounts, ongoing EBIT was $85 million, compared with $130 million in the prior year’s first quarter.

Lower results were primarily due to the impact of severe winter storms on volumes and plant operations, lower commodity prices and strong gas marketing margins in the first quarter of last year.

Other

“Other” is primarily comprised of corporate costs and a wholly owned captive insurance subsidiary.

“Other” reported net costs of $15 million in the first quarter of 2007, compared with net costs of $49 million in the first quarter of 2006. The 2007 period includes separation costs of $3 million. Prior year results include mark-to-market losses of $24 million on hedge contracts associated with the earnings of the Field Services segment. These contracts expired at the end of 2006. The remaining improvement over the prior year quarter resulted primarily from lower corporate costs, including a favorable resolution in the first quarter 2007 of a legal matter.

Interest Expense

Interest expense was $155 million for the quarter, compared with $143 million for the first quarter 2006, increasing largely as a result of interest costs capitalized in the prior period for capital projects of businesses transferred to Duke Energy.

Income Taxes

First quarter 2007 income tax expenses from continuing operations were $119 million, compared with $148 million in the first quarter of 2006. For the 2007 quarter, Spectra Energy’s effective tax rate was 34 percent, which represents an improvement from the prior period rate of 38 percent. The decrease was primarily a result of certain corporate and debt costs in 2006 for which no tax benefit was received by Spectra Energy Capital, LLC (Duke Capital in 2006). There was no tax-sharing arrangement in place between Duke Energy and Duke Capital until the second quarter of 2006.

Additional Information

Additional information about first quarter 2007 earnings can be obtained at the Spectra Energy Web site: www.spectraenergy.com

The analyst call is scheduled for 9 a.m. CDT today, Tuesday May 8, to discuss Spectra Energy’s first quarter results. The conference call can be accessed via the investors’ section of Spectra Energy’s Web site (www.spectraenergy.com) or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The confirmation code is “Spectra Energy Analyst Call.”

Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight CDT, May 22, 2007, by dialing (800) 642-1687 with a Conference ID 4778693. The international replay number is (706) 645-9291, Conference ID 4778693. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Non-GAAP Financial Measures

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Spectra Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Spectra Energy also uses ongoing segment and Other EBIT as a measure of historical and anticipated future segment and other performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of any forecasted ongoing segment or Other EBIT and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Forward-looking statement

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the levels of supply and demand for natural gas in our areas of operation; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; our ability to successfully complete and integrate future acquisitions; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions; and our ability to operate effectively as a stand-alone, publicly-traded company. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2006 Form 10-K, filed on April 2, 2007, and in our other filings made with the Securities and Exchange Commission, which are available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE) is one of North America’s premier pure play natural gas midstream companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage and distribution. For close to a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 17,500 miles of transmission pipeline, 265 billion cubic feet of storage, natural gas gathering and processing, natural gas liquids operations and local distribution assets. Spectra Energy Corp also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Visit www.spectraenergy.com for more information.

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Spectra Energy Corp

March 2007

Quarterly Highlights

(Unaudited)

(In million, except per share amounts and where noted)

	Three Months Ended March 31,
	2007	2006
COMMON STOCK DATA
Earnings Per Share
Basic	$0.37	N/A
Diluted	$0.37	N/A
Dividends Per Share	$0.22	N/A
Weighted-Average Shares Outstanding
Basic	631	N/A
Diluted	634	N/A
INCOME
Operating Revenues	$1,401	$1,485

Total Reportable Segment EBIT	520	579
Other EBIT	(15)	(49)
Interest Expense	(155)	(143)
Interest Income and Other (a)	5	5
Income Tax Expense from Continuing Operations	(119)	(148)
Income (Loss) from Discontinued Operations	—	(22)

Net Income	$236	$222

CAPITALIZATION
Common Equity	37%
Minority Interests	4%
Total Debt	59%
Total Debt	$9,004
Book Value Per Share	$8.91
Actual Shares Outstanding	631
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission	$108	$37
Distribution	41	60
Western Canada Transmission & Processing	22	13
Other (b)	4	269

Total Capital and Investment Expenditures	$175	$379

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$220	$235
Distribution	144	118
Western Canada Transmission & Processing	74	82
Field Services	82	144

Total Reportable Segment EBIT	$520	$579
Other EBIT	(15)	(49)
Interest Expense	(155)	(143)
Interest Income and Other (a)	5	5

Consolidated Earnings from Continuing Operations Before Income Taxes	$355	$392

(a)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(b)	Other includes capital expenditures in 2006 of discontinued operations transferred to Duke Energy.

Spectra Energy Corp

March 2007

Quarterly Highlights

(Unaudited)

(In millions, except where noted)

	Three Months Ended March 31,
	2007	2006
U.S. TRANSMISSION
Operating Revenues	$377	$397
Operating Expenses
Operating, Maintenance and Other	105	141
Depreciation and Amortization	53	51
Gains on Sales of Other Assets, net	1	28
Other Income, net of expense	11	9
Minority Interest Expense	11	7

EBIT	$220	$235

Proportional Throughput, Tbtu (a)	608	558
DISTRIBUTION
Operating Revenues	$713	$769
Operating Expenses
Natural Gas Purchased	454	534
Operating, Maintenance and Other	78	82
Depreciation and Amortization	37	35

EBIT	$144	$118

Number of customers	1,273	1,252
Heating Degree Days (Fahrenheit)	3,687	3,280
Pipeline Throughput, Tbtu	477	419
WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$311	$312
Operating Expenses
Natural Gas and Petroleum Products Purchased	109	107
Operating, Maintenance and Other	95	88
Depreciation and Amortization	32	35
Other Income, net of expense	4	3
Minority Interest Expense	5	3

EBIT	$74	$82

Pipeline Throughput, Tbtu	161	151
Volumes Processed, Tbtu	179	170
Empress Inlet Volumes, Tbtu	192	201
FIELD SERVICES
Operating Expenses	$—	$2
Equity in Earnings of DCP Midstream, LLC	82	146

EBIT	$82	$144

Natural Gas Gathered and Processed/Transported, Tbtu/day (b)	6.5	6.9
Natural Gas Liquids Production, MBbl/d (b, c)	347	357
Average Natural Gas Price per MMBtu (d)	$6.77	$8.98
Average Natural Gas Liquids Price per Gallon	$0.87	$0.89
OTHER
Operating Revenues	$7	$7
Operating Expenses
Operating, Maintenance and Other	26	51
Depreciation and Amortization	—	2
Other Income, net of expense	4	(3)

EBIT	$(15)	$(49)

(a)	Trillion British thermal units
(b)	Includes 100% of joint venture volumes.
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub.

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2007	2006
Operating Revenues	$1,401	$1,485
Operating Expenses	982	1,128
Gains on Sales of Other Assets, net	1	28

Operating Income	420	385

Other Income and Expense	106	161
Interest Expense	155	143
Minority Interest Expense	16	11

Earnings From Continuing Operations Before Income Taxes	355	392
Income Tax Expense from Continuing Operations	119	148

Income From Continuing Operations	236	244

Loss From Discontinued Operations, net of tax	—	(22)

Net Income	$236	$222

Common Stock Data
Weighted-average shares outstanding
Basic	631	N/A
Diluted	634	N/A
Earnings per share
Basic	$0.37	N/A
Diluted	$0.37	N/A
Dividends per share	$0.22	N/A

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	March 31, 2007	December 31, 2006
ASSETS

Current Assets	$1,712	$1,625
Investments and Other Assets	5,562	5,346
Net Property, Plant and Equipment	12,415	12,394
Regulatory Assets and Deferred Debits	1,023	980

Total Assets	$20,712	$20,345

LIABILITIES AND COMMON STOCKHOLDERS’ / MEMBER’S EQUITY

Current Liabilities	$2,379	$2,358
Long-term Debt	7,723	7,726
Deferred Credits and Other Liabilities	4,419	4,057
Minority Interests	569	565
Common Stockholders’ / Member’s Equity	5,622	5,639

Total Liabilities and Common Stockholders’ / Member’s Equity	$20,712	$20,345

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$236	$222
Adjustments to reconcile net income to net cash provided by operating activities	15	153

Net cash provided by operating activities	251	375

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	(174)	116

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	220	(222)

Net increase in cash and cash equivalents	297	269
Cash and cash equivalents at beginning of period	299	491

Cash and cash equivalents at end of period	$596	$760

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2007 Quarter-to-date

(In millions, except per-share amounts)

		Special Items (Note 1)
	Reported Earnings	Costs to Achieve		Gain on Sales of Assets	Discontinued Operations	Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$220	$—		$—	$—	$—	$220
Distribution	144	—		—	—	—	144
Western Canada Transmission & Processing	74	—		—	—	—	74
Field Services	82	3	A	—	—	3	85

Total Reportable Segment EBIT	520	3		—	—	3	523
Other	(15)	3	B	—	—	3	(12)

Total Reportable Segment EBIT and Other EBIT	$505	$6		$—	$—	$6	$511

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$505	$6		$—	$—	$6	$511
Interest Expense	(155)	—		—	—	—	(155)
Interest Income and Other	5	—		—	—	—	5
Income Taxes from Continuing Operations	(119)	(2)		—	—	(2)	(121)
Discontinued Operations, Net of Taxes	—	—		—	—	—	—

Total Earnings	$236	$4		$—	$—	$4	$240

EARNINGS PER SHARE, BASIC	$0.37	$0.01		$—	$—	$0.01	$0.38

EARNINGS PER SHARE, DILUTED	$0.37	$0.01		$—	$—	$0.01	$0.38

Note 1 - Amounts for special items are net of minority interest, if applicable
A - Costs to create stand-alone corporate functions at DCP Midstream.
B - Separation costs resulting from the spin-off from Duke Energy.
Weighted Average Shares (reported and ongoing) - in millions

Basic	631
Diluted	634

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2006 Quarter-to-date

(In millions, except per-share amounts)

		Special Items (Note 1)
	Reported Earnings	Costs to Achieve	Net Gain on Settlement of Contract		Gain on Sales of Assets	Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Transmission	$235	$—	$(24	)A	$—	$—		$(24)	$211
Distribution	118	—	—		—	—		—	118
Western Canada Transmission & Processing	82	—	—		—	—		—	82
Field Services	144	—	—		(14)	—		(14)	130

Total Reportable Segment EBIT	579	—	(24)		(14)	—		(38)	541
Other	(49)	—	—		—	—		—	(49)

Total Reportable Segment EBIT and Other EBIT	$530	$—	$(24)		$(14)	$—		$(38)	$492

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$530	$—	$(24)		$(14)	$—		$(38)	$492
Interest Expense	(143)	—	—		—	—		—	(143)
Interest Income and Other	5	—	—		—	—		—	5
Income Taxes from Continuing Operations	(148)	—	8		5	—		13	(135)
Discontinued Operations, Net of Taxes	(22)	—	—		—	22	B	22	—

Total Earnings	$222	$—	$(16)		$(9)	$22		$(3)	$219

EARNINGS PER SHARE, BASIC	N/A	$—	$—		$—	$—		$—	N/A

EARNINGS PER SHARE, DILUTED	N/A	$—	$—		$—	$—		$—	N/A

Note 1 - Amounts for special items are net of minority interest, if applicable.
A - $23 million recorded in Gains on Sales of Other Assets and Other, net and $1 million recorded in Other Income and expenses, net on the Consolidated Statements of Operations.
B - Businesses transferred to Duke Energy prior to the spin-off of Spectra Energy recorded in Loss from Discontinued Operations, net of tax on the Consolidated Statement of Operations.
Weighted Average Shares (reported and ongoing) - in millions

Basic	N/A
Diluted	N/A